                                                                   Exhibit 10.16


                                NOTE AND WARRANT
                               PURCHASE AGREEMENT

     THIS NOTE AND WARRANT PURCHASE AGREEMENT (this "Agreement"), dated as of September 26, 2001, is between HarborView Partners, LLC, a Delaware limited liability company (the "COMPANY"), and Century Business Services, Inc., a Delaware corporation (with its successors and assignees and transferees of its Note and Warrant, the "PURCHASER").

                              STATEMENT OF PURPOSE

     The Company proposes to issue and sell to the Purchaser (i) its 11% Promissory Note due September 1, 2004, in the aggregate principal amount of up to $2,500,000, dated as of the date hereof (as the same may be amended, modified or supplemented from time to time, the "NOTE"), and (ii) a warrant to purchase in the aggregate up to 2,000,000 units of the Company, representing 20% of the fully-diluted units of the Company if fully vested (as the same may be amended, modified or supplemented from time to time, the "WARRANT"), in each case, pursuant to the terms and subject to the conditions of this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

1.01. DEFINITIONS. Capitalized terms used in this Agreement shall have the meanings ascribed thereto in EXHIBIT A attached hereto.

1.02. ACCOUNTING TERMS; FINANCIAL STATEMENTS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time ("GAAP"); PROVIDED that, if the Company notifies the Purchaser that the Company wishes to amend any covenant in Article 9 or any related definition to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Purchaser notifies the Company that the Purchaser desires to amend Article 9 or any related definition for such purpose), then the Company's compliance with such covenant, shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Purchaser.

1.03. OTHER DEFINITIONAL PROVISIONS. References in this Agreement to "Articles", "Sections", "Schedules" or "Exhibits" shall be to Articles, Sections, Schedules or Exhibits of or to this Agreement unless otherwise specifically provided. Any of the terms defined in EXHIBIT A may, unless the context otherwise requires, be used in the singular or plural depending on the reference. "Include", "includes" and "including" shall be deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import. "Writing", "written" and comparable terms refer to printing, typing and other means of reproducing words in a visible form. References to any agreement or contract are to such agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and assigns of such Person. References "from" or "through" any date mean, unless otherwise specified, "from and including" or "through and including", respectively.

                                   ARTICLE 2
                      PURCHASE AND SALE OF NOTE AND WARRANT

2.01. PURCHASE AND SALE OF NOTE. Subject to the terms and conditions herein set forth, the Company agrees that it will issue to Purchaser, and Purchaser agrees that it will acquire from the Company, on the date hereof (the "Initial Closing"), a Note in the original aggregate principal amount of up to $2,500,000, with such Note being substantially in the form attached hereto as EXHIBIT B, appropriately completed in conformity herewith. Any request for an advance under the Note (an "Advance") shall be in writing and must be given by the Company so as to be received by Purchaser not later than 25 days prior to the requested loan date (the "Applicable Closing Date"), provided, that (i) no more than one such request shall be made in any period of 90 consecutive days and (ii) the Applicable Closing Date occurs on or before December 31, 2002. Each request for an Advance shall be irrevocable and shall be deemed a representation by the Company that on the Applicable Closing Date and after giving effect to the requested Advance the applicable conditions specified in Article III have been and will be satisfied. Each request for an Advance hereunder shall specify
(i) the Applicable Closing Date and (ii) the aggregate amount of the Advance to be made on such date which shall be in increments of $250,000 and shall not exceed $500,000. Purchaser is authorized by the Company to enter on a schedule attached to the Note a record of the Advances; provided, however, that the failure by Purchaser to make any such entry or any error in making such entry shall not limit or otherwise affect the obligation of the Company hereunder and under the Note, and, in all events, the principal amount owing by the Company in respect of the Note shall be the aggregate amount of all Advances made by Purchaser less all payments of principal thereof made by the Company.

     Each Advance shall be payable in immediately available funds on the Applicable Closing Date.

2.02. PURCHASE AND SALE OF WARRANT. Subject to the terms and conditions herein set forth, the Company agrees that it will issue to Purchaser, and Purchaser agrees that it will acquire from the Company, on the Initial Closing Date, a Warrant to purchase up to 2,000,000 Units in the form attached hereto as EXHIBIT C, appropriately completed in conformity herewith.



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

2.03. PURCHASE PRICE ALLOCATION. The Company and the Purchaser hereby agree that for each $1,000 paid by the Purchaser to acquire Securities hereunder, $0.01 shall be allocated to the Company for the purchase of the Warrant.

2.04. CLOSINGS. The consummation of the transactions contemplated to take place on the Initial Closing Date shall be held at the offices of Baker & Hostetler LLP, 3200 National City Center, 1900 East 9th Street, Cleveland, Ohio at 10:00 a.m., Cleveland, Ohio time, on the Initial Closing Date. The parties shall use reasonable efforts to conduct the consummation of the transactions contemplated to take place on Applicable Closing Dates through the use of escrow arrangements.

                                   ARTICLE 3
                 CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER

3.01. CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER TO CLOSE. The obligation of the Purchaser to purchase the Securities, to pay the purchase price therefor and to perform any obligations hereunder shall be subject to the satisfaction as determined by, or waiver by, the Purchaser of the following conditions on or before the Applicable Closing Date. The Purchaser shall be under no obligation to fund any Advance if any of the following conditions have not been satisfied as of the Applicable Closing Date. The Purchaser shall not be obligated to purchase the Note unless the purchase and sale of the Warrant related thereto occurs simultaneously therewith and shall not be obligated to purchase the Warrant unless the purchase and sale of the Note occurs simultaneously therewith.

     (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in this Agreement or made by the Company in each other Transaction Document shall be true and correct at and as of the Applicable Closing Date as if made at and as of such date.

     (b) PROCEEDINGS. The Purchaser shall have received certificates of the Secretary of the Company as of the Applicable Closing Date as to (i) true copies of the certificate of formation (or other constituent documents) of the Company in effect on such date (which, in the case of its certificate of formation or other constituent documents filed or required to be filed with the Secretary of State or other Governmental Authority in its jurisdiction of organization, shall be certified to be true, correct and complete by such Secretary of State or other Governmental Authority not more than ten days before the Applicable Closing Date), which, in each case, shall be in form and substance satisfactory to the Purchaser, (ii) true copies of all actions taken by the Company approving and otherwise relating to this Agreement and the other Transaction Documents to which it is a party, and (iii) the incumbency and signature of the officers of the Company, together with satisfactory evidence of the incumbency of such Secretary or Assistant Secretary. The Purchaser shall have received certificates from the appropriate Secretaries of State or other applicable Governmental Authorities dated not more than ten days before the Applicable Closing Date showing the good standing of the Company in its state of organization and in each state in which the Company does business.

     (c) NO DEFAULTS. No Default shall have occurred and be continuing on the Applicable Closing Date or after giving effect to the purchases required to be made on the Applicable Closing Date.

     (d) LEGAL OPINIONS. The Purchaser shall have received the opinion, addressed to the Purchaser dated the Applicable Closing Date, of Franco & Associates, counsel to the Company, as to such matters as may be requested by the Purchaser and in form and substance in the form attached hereto as EXHIBIT D.

     (e) FEES, EXPENSES, ETC. All fees and other compensation required to be paid to the Purchaser or its counsel pursuant to this Agreement and any other written agreement on or prior to the Applicable Closing Date shall have been paid or received.

     (f) MATERIAL ADVERSE CHANGE. The Purchaser shall be satisfied in its reasonable discretion as to the absence of any material adverse change in any aspect of the business, operations, properties, prospects or condition (financial or otherwise) of the Company as of the Applicable Closing Date, or any event or condition that could result in a Material Adverse Effect on the Applicable Closing Date.

     (g) CAPITALIZATION, ETC. The organization and capital structure of the Company, its certificate of formation and limited liability company agreement (or other constituent documents), and the terms, conditions, amounts and holders of all equity, debt and other indebtedness, obligations and liabilities of the Company, shall be satisfactory to the Purchaser.

     (h) DOCUMENTS. The Purchaser shall have received true, complete and correct copies of such documents as it may reasonably request in connection with or relating to the purchase and sale of the Securities and the transactions contemplated hereby, all in form and substance satisfactory to the Purchaser and the Purchaser shall have received all documents it may reasonably request relating to the existence of the Company, the authority for and the validity of the Transaction Documents, and any other matters relevant hereto, all in form and substance satisfactory to the Purchaser in its sole good faith discretion.

     (i) PURCHASE PERMITTED BY APPLICABLE LAWS. The acquisition of and payment for the Securities to be acquired by the Purchaser hereunder and the consummation of the transactions contemplated hereby (i) shall not be prohibited by any Requirement of Law and (ii) shall not subject the Purchaser to any penalty or, in their judgment, other onerous condition under or pursuant to any Requirement of Law.

     (j) CONSENTS AND APPROVALS. All consents, exemptions, authorizations, or other actions by, or notices to, or filings with, Governmental Authorities and other Persons in respect of all Requirements of Law, including without limitation with respect to those Contractual Obligations of the Company and with respect to State Regulatory Laws, necessary or required in connection with the execution, delivery or performance (including, without limitation, the payment of interest on the Note and the issuance of Units upon exercise of the Warrant) by the Company or enforcement against the Company of the Transaction Documents shall have been obtained and be in full force and effect, and the Purchaser shall have been furnished with appropriate evidence

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thereof, and all waiting periods shall have lapsed without extension or the imposition of any conditions or restrictions.

     (k) EXECUTION AND DELIVERY OF THIS AGREEMENT. The Company shall have duly executed and delivered to the Purchaser this Agreement.

     (l) REGISTRATION RIGHTS AGREEMENT. The Company shall have duly executed and delivered to the Purchaser the Registration Rights Agreement, no event of default shall exist thereunder and the same shall be in full force and effect and binding and enforceable against the Company.

     (m) WARRANTHOLDER'S RIGHTS AGREEMENT. The Company and the other parties thereto shall have executed and delivered to the Purchaser the Warrantholder's Rights Agreement, no event of default shall exist thereunder and the same shall be in full force and effect and binding and enforceable against the Company and the other parties thereto.

     (n) SECURITY AGREEMENT. The Company shall have duly executed and delivered to the Purchaser the Security Agreement, no event of default shall exist thereunder and the same shall be in full force and effect and binding and enforceable against the Company.

     (o) PERSONNEL SUPPORT AGREEMENT. The Company shall have duly executed and delivered to the Purchaser the Personnel Support Agreement, no event of default shall exist thereunder, the same shall be in full force and effect and binding and enforceable against the Company and the Purchaser shall have received fees under Section 4 of the Personnel Support Agreement in the minimum amounts set forth below for the periods indicated:

          (i) with respect to the period between the Initial Closing and March 31, 2002, an amount not less than $200,000;

          (ii) with respect to the period between April 1, 2002 and June 30, 2002, an amount not less than $250,000; and

          (iii) with respect to the period between July 1, 2002 and September 30, 2002, an amount not less than $250,000;

          provided, however, that if the Purchaser does not accept an Engagement (as defined in the Personnel Support Agreement) that the Company offers to the Purchaser and performs, then the Purchaser will be deemed to have received an amount of fees for that Engagement that shall be determined based on the hour and personnel requirements that are set forth in the Company's Engagement Notice (as defined in the Personnel Support Agreement).

     (p) NOTE AND WARRANT. The Company shall have duly executed and delivered to the Purchaser the Note and the Warrant, each in the form provided for herein, all duly executed and registered in such name or names and in such denominations as the Purchaser shall have requested.

     (q) MATERIAL CONTRACTS. True and correct copies of the Material Contracts as executed by the parties thereto shall have been delivered to the Purchaser, all in a form satisfactory to the Purchaser.

     (r) OFFICERS' CERTIFICATE. The Purchaser shall have received a certificate signed by the Chief Executive Officer and the Chief Financial Officer or treasurer of the Company (i) to the effect that, both before and immediately after the making of the Loans, the purchase of the Warrant and the consummation of the other transactions contemplated to take place on the Applicable Closing Date, (A) no Default shall have occurred and be continuing, (B) the Company has performed and complied with all of the agreements and conditions set forth or contemplated herein that are required to be performed or complied with by the Company on or before the Applicable Closing Date, and (C) the representations and warranties of the Company made in or pursuant to the Transaction Documents are true, correct and complete and (ii) setting forth the calculations required to establish compliance with the provisions of Sections 9.08, 9.09, 9.10, 9.11 and 9.12 of this Agreement, which certificate shall in the case of the each Applicable Closing Date be accompanied, to the extent then available, by the financial statements provided for in Section 8.01(b).

     (s) FINANCIAL STATEMENTS. The Purchaser shall have received (i) the pro forma balance sheet referred to in Sections 5.04(a), (ii) a statement of sources and uses of funds covering all payments reasonably expected to be made by the Company in connection with the transactions contemplated by the Transaction Documents to be consummated on the Applicable Closing Date and (iii) payment instructions with respect to each wire transfer to be made by the Purchaser on the Applicable Closing Date setting forth the amount of such transfer, the purpose of such transfer, the name and number of the account to which such transfer is to be made, the name and ABA number of the bank or other financial institution where such account is located and the name and telephone number of an individual that can be contacted to confirm receipt of such transfer.

     (t) SOLVENCY CERTIFICATE. The Purchaser shall have received a Solvency Certificate, in form and substance satisfactory to the Purchaser, executed by the Chief Financial Officer of the Company on behalf of the Company as of the Applicable Closing Date.

                                   ARTICLE 4

                          CONDITIONS TO THE OBLIGATIONS
                             OF THE COMPANY TO CLOSE

          The obligation of the Company to issue and sell the Securities and to perform any other obligations hereunder shall be subject to the satisfaction as determined by, or waiver by, the Company of the following conditions on or before the Applicable Closing Date:

4.01. REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of the Purchaser contained in Article 6 shall be true and correct in all material respects at and as of the Applicable Closing Date as if made at and as of such date.

4.02. COMPLIANCE WITH THIS AGREEMENT. The Purchaser shall have performed and complied with all of their agreements and conditions set forth or contemplated herein that are required to be performed or complied with by the Purchaser on or before the Applicable Closing Date.

4.03. ISSUANCE PERMITTED BY APPLICABLE LAWS. The issuance of the Securities to be issued by the Company hereunder and the consummation of the transactions contemplated hereby (i) shall not be prohibited by any Requirement of Law and
(ii) shall not subject the Company to any penalty or, in its reasonable judgment, other onerous condition under or pursuant to any Requirement of Law.

4.04. CONSENTS AND APPROVALS. All consents, exemptions, authorizations, or other actions by, or notices to, or filings with, Governmental Authorities and other Persons in respect of all Requirements of Law necessary or required in connection with the execution, delivery or performance by the Purchaser or enforcement against the Purchaser of this Agreement shall have been obtained and be in full force and effect, and the Company shall have been furnished with appropriate evidence thereof.

                                    ARTICLE 5

                                 REPRESENTATIONS
                          AND WARRANTIES OF THE COMPANY

          The Company represents and warrants to the Purchaser that:

5.01. EXISTENCE AND POWER. The Company is a limited liability company duly organized, validly existing and in full force and effect, under the laws of the State of Delaware. The Company has all power and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. The Company is qualified to do business as a foreign limited liability company or other business entity, as the case may be, in each jurisdiction in which it is required to be so qualified, except where failure to be qualified could not have a Material Adverse Effect.

5.02. CORPORATE AND GOVERNMENTAL AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by the Company of the Transaction Documents are within the Company's powers, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any Governmental Authority and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of formation of the Company or the limited liability company agreement of the Company, any judgment, injunction, order or decree or any agreement or other instrument binding upon the Company or result in the creation or imposition of any Lien (other than the Liens created by the Note) on any asset of the Company.

5.03. BINDING EFFECT. Each of the Transaction Documents constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity. The Company has

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reserved, and will keep available for issuance upon exercise of the Warrant, the total number of Warrant Units deliverable upon exercise of the Warrant from time to time outstanding. The issuance of the Warrant Units has been duly and validly authorized and, when issued and sold in accordance with the Warrant, the Warrant Units will be duly and validly issued, fully paid and nonassessable and free of preemptive rights.

5.04. FINANCIAL INFORMATION.

     (a) The pro forma balance sheet of the Company as of the date hereof, copies of which have been delivered to the Purchaser, fairly presents in conformity with GAAP, the financial position of the Company as of such date, adjusted to give effect (as if such events had occurred on such date) to (i) the making of the Loans and the issuance of the Warrant, (ii) the application of the proceeds therefrom as contemplated by the Financing Documents, and (iii) the payment of all legal, accounting and other fees related thereto to the extent known at the time of the preparation of such balance sheet. As of the date of such balance sheet, the Company had and has no liabilities, contingent or otherwise, including liabilities for taxes, long-term leases or forward or long-term commitments that are not properly reflected on such balance sheet.

     (b) After giving effect to the Loans and all other transactions contemplated by the Transaction Documents, the Company is and will be Solvent.

5.05. LITIGATION. There is no action, suit or proceeding pending against, or to the knowledge of the Company threatened against or affecting, the Company before any Governmental Authority in which an adverse decision could have a Material Adverse Effect. There is no action, suit or proceeding pending against, or to the knowledge of the Company threatened against or affecting any party to any of the Transaction Documents, before any Governmental Authority that in any manner draws into question the validity of any of the Transaction Documents.

5.06. OWNERSHIP OF PROPERTY, LIENS. The Company has marketable title to and is in lawful possession of, or has valid leasehold interests in, all properties and other assets (real or personal, tangible, intangible or mixed) described on the financial statements described in Section 5.04 delivered to the Purchaser. None of the Company's properties or other assets is subject to any Liens, except Liens permitted pursuant to Section 9.04. The Company conducts and has conducted its business without infringement or claim of infringement of any license, patent, trademark, trade name, service mark, copyright, trade secret or other intellectual property right of others and there is no infringement or claim of infringement by others of any license, patent, trademark, trade name, service mark, copyright, trade secret or other intellectual property right of the Company, except for infringements and claims of infringement that in the aggregate could not have a Material Adverse Effect.

5.07. NO DEFAULT. No Default has occurred and is continuing. The Company is not in default under or with respect to any contract, agreement, lease or other instrument to which it is a party or by which it or its property is bound or affected except for such defaults that in the aggregate could not have a Material Adverse Effect.

5.08. NO BURDENSOME RESTRICTIONS. No contract, lease, agreement or other instrument to which the Company is a party or by which any of its property is bound or affected, no charge,

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corporate restriction, judgment, decree or order and no provision of any
Requirement of Law adversely affects the business, operations, properties, prospects or condition (financial or otherwise) of the Company, except in de minimus respects.

5.09. LABOR MATTERS. There are no strikes or other labor disputes pending or, to the best knowledge of the Company, threatened against the Company, except for strikes and labor disputes that in the aggregate could not have a Material Adverse Effect. Hours worked and payments made to the employees of the Company, have not been in violation in any material respect of the Fair Labor Standards Act or any other applicable law dealing with such matters. All material payments due from the Company, or for which any claim may be made against any of them, on account of wages and employee and retiree health and welfare insurance and other benefits have been paid or accrued as a liability on their books, as the case may be. The consummation of the transactions contemplated by the Transaction Documents will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Company is a party or by which it is bound.

5.10. SUBSIDIARIES; OTHER EQUITY INVESTMENTS. The Company has no Subsidiaries or Investments on the date hereof. The Company is not engaged in any joint venture or partnership with any other Person.

5.11. TAXES. The Company's federal tax identification number is 06-1612351. All federal, state and local tax returns, reports and statements required to be filed by or on behalf of the Company have been filed with the appropriate governmental agencies in all jurisdictions in which such returns, reports and statements are required to be filed, and all taxes (including real property taxes) and other charges shown to be due and payable have been timely paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for nonpayment thereof, except to the extent such taxes are the subject of a Permitted Contest or are de minimus in amount. All state and local sales and use taxes required to be paid by the Company have been paid, except to the extent such taxes are the subject of a Permitted Contest. All federal and state returns have been filed by the Company for all periods for which returns were due with respect to employee income tax withholding, social security and unemployment taxes, and the amounts shown thereon to be due and payable have been paid in full or adequate provisions therefor have been made, except to the extent such taxes are the subject of a Permitted Contest.

5.12. COMPLIANCE WITH ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code, or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

5.13. BROKERS. No broker, finder or other intermediary engaged by the Company has brought about the obtaining, making or closing of the transactions contemplated by the Transaction Documents, and none of the Company or the Purchaser has or will have any obligation to any Person (other than Persons engaged by the Purchaser) in respect of any finders' or brokerage fees in connection herewith or therewith.

5.14. EMPLOYMENT, SHAREHOLDERS AND SUBSCRIPTION AGREEMENTS. Except for the Transaction Documents and the other agreements described in SCHEDULE 5.14 (the agreements described in SCHEDULE 5.14 are collectively referred to as the "MATERIAL CONTRACTS" and each is a "MATERIAL CONTRACT"), true and complete copies of which have been delivered to the Purchaser on or prior to the date hereof, there are no (i) employment agreements covering the management of the Company, (ii) collective bargaining agreements or other labor agreements covering any employees of the Company, (iii) agreements for managerial, consulting or similar services to which the Company is a party or by which it is bound, or (iv) agreements regarding the Company or its assets or operations or any investment therein to which any of their respective stockholders is a party or by which the Company is bound.

5.15. FULL DISCLOSURE. None of the information (financial or otherwise) furnished by or on behalf of the Company to the Purchaser in connection with the consummation of the transactions contemplated by any of the Transaction Documents, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in the light of the circumstances under which such statements were made. All financial projections delivered to the Purchaser have been prepared on the basis of the assumptions stated therein. The most recent projections delivered to the Purchaser represent the Company's best estimate (as of their date) of the Company's future financial performance and such assumptions are believed by the Company to be fair and reasonable in light of current business conditions.

5.16. CAPITALIZATION. Set forth on SCHEDULE 5.16 is a schedule of the capitalization of the Company as of the date hereof, after giving effect to the transactions contemplated to take place on the date hereof and the issuance of the Warrant Units upon exercise of the Warrant, specifying each class of interest held and the amount and holder thereof. Assuming that all of the Warrant Units vest under the Warrant, the number of Warrant Units constitutes 20% of the Units (on a fully diluted basis) as of the date hereof. All outstanding Units will be duly authorized and validly issued, fully paid, nonassessable and free and clear of any Lien created by the Company. Except as described in SCHEDULE 5.16, (a) no other ownership interest of the Company is authorized or outstanding and (b) there are no outstanding Equity Rights with respect to the Company. There are no outstanding obligations of the Company to repurchase, redeem, or otherwise acquire any of the equity interests in the Company nor are there any outstanding obligations of the Company to make payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market value or equity value of the Company.

5.17. REAL PROPERTY INTERESTS. Except for the ownership, leasehold or other interests set forth in SCHEDULE 5.17, the Company has no ownership, leasehold or other interest in real property.

5.18. INSURANCE. Set forth on SCHEDULE 5.18 is a complete and accurate summary of the property and casualty insurance program of the Company as of the date hereof (including the names of all insurers, policy numbers, expiration dates, amounts and types of coverage, annual premiums, exclusions, deductibles, self-insured retention, and a description in reasonable detail of any self-insurance program, retrospective rating plan, fronting arrangement or other risk assumption arrangement involving the Company).

                                   ARTICLE 6

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

          The Purchaser hereby represents and warrants as follows:

6.01. EXISTENCE; AUTHORIZATION; NO CONTRAVENTION. The Purchaser is an entity validly existing and in good standing under the laws of the State of Ohio. The execution, delivery and performance by the Purchaser of this Agreement and the transactions contemplated hereby: (i) is within the Purchaser's power and authority and has been duly authorized by all necessary action of the Purchaser;
(ii) does not contravene the terms of the Purchaser's organizational documents or any amendment thereof; (iii) will not violate, conflict with or result in any breach or contravention of or the creation of any Lien under, any Contractual Obligation of the Purchaser, or any order or decree directly relating to the Purchaser; and (iv) will not violate any Requirement of Law or any Contractual Obligation of the Purchaser.

6.02. BINDING EFFECT. This Agreement has been duly executed and delivered by the Purchaser, and this Agreement constitutes the legal, valid and binding obligation of the Purchaser enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

6.03. INVESTMENT REPRESENTATION.

     (a) The Purchaser represents and warrants to the Company that the Purchaser is acquiring the Warrant for investment, and not with a view to selling or otherwise distributing the Warrant and has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the distribution thereof; PROVIDED, HOWEVER, that the disposition of the Purchaser's property shall at all times be and remain in the Purchaser's control.

     (b) The Purchaser understands that the Warrant has not been registered under the Securities Act on the grounds that the offer and sale of the Warrants to the Purchaser are exempt from the registration requirements of the Securities Act under Section 4(2) thereof as a transaction not involving any public offering of the Warrant. The Purchaser understands that the Company's reliance on such exemption is predicated in part on the representations of the Purchaser that are contained herein. The Purchaser understands that the Purchaser must bear the economic risk of its investment in the Warrant for an indefinite period of time because the Warrant has not been registered under the Securities Act and, therefore, cannot be sold unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Purchaser covenants that, in the absence of an effective registration statement covering the Warrants, the Purchaser will sell, transfer, or otherwise dispose of the Warrants only pursuant to an exemption from registration. In connection therewith, the Purchaser acknowledges that the Company will make a notation on its stock books regarding the restrictions on transfers set forth in this Section and will transfer securities on the books of the Company only to the extent not inconsistent therewith.

     (c) The Purchaser has carefully reviewed the representations concerning the Company contained in this Agreement and has made detailed inquiry concerning the Company, its business and its personnel. The Company has made available to the Purchaser any and all written information that the Purchaser has requested and has answered to the Purchaser's satisfaction all inquiries made by the Purchaser. The Purchaser has adequate net worth and means of providing for its current needs and contingencies to sustain a complete loss of its investment in the Company. The Purchaser's overall commitment to investments that are not readily marketable is not disproportionate to its net worth and such Purchaser's investment in the Company will not cause such overall commitment to become excessive.

     (d) The Purchaser is an Accredited Investor within the definition set forth in Rule 501(a) of the Securities Act.

     (e) The Purchaser understands that no public market now exists for any of the securities issued by the Company, and while the Company may make a public offering sometime in the future, that there can be no assurance that a public market will ever exist for the Warrants or Units.

     (f) The Purchaser, in making the decision to purchase the Warrants, has relied upon an independent investigation made by it and/or its representatives and has not relied on any information or representations made by third parties or on any oral or written representations or assurances from the Company or any representative or agent of the Company other than as set forth in this Agreement or delivered in connection therewith. The Purchaser and its representatives have been afforded full and free access to corporate books, financial statements, records, contracts, documents, and other information concerning the Company, to the extent such exists, and to its offices and facilities, have been afforded an opportunity to ask such questions of the Company's officers, employees, agents, accountants and representatives concerning the Company's proposed business, operations, financial condition, assets, liabilities and other relevant matters as it has deemed necessary or desirable, and has been given all such information as has been requested, in order to evaluate the merits and risks of the prospective investment contemplated herein. The Purchaser acknowledges that the price and terms of the Warrants offered hereby have been determined by negotiation and that it does not necessarily bear any relationship to the assets, book value or potential performance of the Company or any other recognized criteria of value.


                                   ARTICLE 7

                         FEES, EXPENSES AND INDEMNITIES;
                     GENERAL PROVISIONS RELATING TO PAYMENTS

7.01. COMPUTATION OF INTEREST. All interest hereunder and under the Note shall be calculated on the basis of a 365-day year for the actual number of days elapsed.

7.02. GENERAL PROVISIONS REGARDING PAYMENTS. All payments (including prepayments) to be made by the Company under any Transaction Document, including payments of principal of and premium (if any) and interest on the Note, fees, expenses and indemnities, shall be made without set-off or counterclaim and in immediately available funds. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day and, with respect to payments of principal, the interest thereon shall be payable at the then applicable rate during such extension. The Company shall make all payments in immediately available funds to the Purchaser's Payment Account before 2:00 p.m. (Cleveland, Ohio Time) on the date when due.

7.03. INDEMNIFICATION.

     (a) In addition to all other sums due hereunder or provided for in this Agreement, the Company agrees to indemnify and hold harmless the Purchaser and its Affiliates and its officers, directors, agents, employees, subsidiaries, partners, members and controlling persons (each, an "INDEMNIFIED PARTY") to the fullest extent permitted by law from and against any and all losses, claims, damages, expenses (including reasonable fees, disbursements and other charges of counsel) or other liabilities (collectively, "LIABILITIES") resulting from or arising out of (i) any breach of any representation or warranty, covenant or agreement of the Company in this Agreement, the Note, the Warrant or any of the other Transaction Documents, including, without limitation, the failure to make payment when due of amounts owing pursuant to the Note on the due date thereof (whether at the scheduled maturity, by acceleration or otherwise), or (ii) any legal, administrative or other actions (including actions brought by the Purchaser or the Company or any equity holders of the Company or derivative actions brought by any Person claiming through or in the Company's name), proceedings or investigations (whether formal or informal), or written threats thereof (provided the same are written on attorney's letterhead and contain material allegations based on fact), based upon, relating to or arising out of any of the Transaction Documents, the transactions contemplated thereby, or an Indemnified Party's role therein or in the transactions contemplated thereby; PROVIDED, HOWEVER, that the Company shall not be liable under this Section 7.03 to an Indemnified Party to the extent that it is finally judicially determined by a court of competent jurisdiction that such Liabilities resulted from the willful misconduct or gross negligence of such Indemnified Party; PROVIDED, FURTHER, that if and to the extent that such indemnification is unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of such indemnified liability that shall be permissible under applicable Laws. In connection with the obligation of the Company to indemnify for expenses as set forth above, the Company further agrees, upon presentation of appropriate invoices containing reasonable detail, to reimburse each Indemnified Party for all such expenses (including reasonable fees, disbursements and other charges of counsel) as they are incurred by such Indemnified Party; PROVIDED, HOWEVER, that if an Indemnified Party is reimbursed hereunder for any expenses, such reimbursement of expenses shall be refunded to the extent it is finally judicially determined by a court of competent jurisdiction that the Liabilities in question resulted primarily from the willful misconduct or gross negligence of such Indemnified Party.

     (b) Each Indemnified Party under this Section 7.03 will, promptly after the receipt of notice of the commencement of any action, investigation, claim, or other proceeding against such Indemnified Party in respect of which indemnity may be sought from the Company under this Section 7.03, notify the Company in writing of the commencement thereof. The omission of any Indemnified Party so to notify the Company of any such action shall not relieve the Company from any liability that it may have to such Indemnified Party under this Section 7.03 unless, and only to the extent that, such omission actually materially prejudices the Company's substantive rights or defenses. In case any such action, claim or other proceeding shall be brought against any Indemnified Party and it shall notify the Company of the commencement thereof, the Company shall be entitled to assume the defense thereof at its own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment; PROVIDED, HOWEVER, that any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense. Notwithstanding the foregoing, in any action, claim or proceeding in which the Company, on the one hand, and an Indemnified Party, on the other hand, is, or is reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel at the Company's expense and to control its own defense of such action, claim or proceeding if, in the reasonable opinion of counsel to such Indemnified Party, a conflict or potential conflict exists between the Company, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable. The Company agrees that it will not, without the prior written consent of an Indemnified Party, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated hereby (if that Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of that Indemnified Party from all liability arising or that may arise out of such claim, action or proceeding. The Company shall not be liable for any settlement of any claim, action or proceeding effected against an Indemnified Party without its written consent, which consent shall not be unreasonably withheld. The rights accorded to Indemnified Parties hereunder shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise.

                                   ARTICLE 8

                              AFFIRMATIVE COVENANTS

     Until the earlier of (a) payment by the Company of all principal of and interest on the Note and all other amounts due at the time of payment of such principal and interest to the Purchaser under this Agreement or the Note, including, without limitation, all fees, expenses and amounts due at such time in respect of indemnity obligations under Article 7, and for so long as the Warrant remains outstanding or the Purchaser holds any Warrant Units and (b) the completion of an initial public offering of the Company's securities pursuant to the Securities Act, the Company hereby covenants and agrees with the Purchaser as follows:

8.01. REPORTING REQUIREMENTS. The Company will furnish to the Purchaser:

     (a) ANNUAL FINANCIAL STATEMENTS. As soon as available and in any event within 90 days after the end of each fiscal year thereafter, the balance sheet of the Company as at the end of such year and the related statements of income, of shareholders' equity and of cash flows for such fiscal year, in each case setting forth comparative figures for the preceding year, all in reasonable detail and reviewed by independent public accountants selected by the Company and reasonably acceptable to the Purchaser.

     (b) MONTHLY/QUARTERLY FINANCIAL STATEMENTS. As soon as available and in any event within 30 days after the end of each month until December 31, 2002 (provided, for the first six months ending after the date hereof, 45 days after the end of each such month), and within 30 days after the end of each quarter thereafter, the unaudited balance sheet of the Company as at the end of such month and the related unaudited statements of income and of cash flows for that month and for the fiscal year to date, and setting forth, in the case of such unaudited statements of income and of cash flows, comparative figures for the related periods in the prior fiscal year, and which financial statements must be certified on behalf of the Company by its chief financial or accounting officer, subject to changes resulting from normal year-end audit adjustments.

     (c) OFFICER'S COMPLIANCE CERTIFICATES; MANAGEMENT DISCUSSION AND ANALYSIS. At the time of the delivery of the financial statements provided for in Sections 8.01(a) and (b), a certificate, in form and substance satisfactory to the Purchaser, on behalf of the Company by its chief financial or accounting officer to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof and the actions the Company proposes to take with respect thereto, which certificate, if delivered with respect to a year-or month-ending period, must set forth the calculations required to establish compliance with the provisions of Sections 9.08, 9.09, 9.10, 9.11 and 9.12 of this Agreement.

     (d) NOTICE OF DEFAULT AND CERTAIN OTHER MATTERS. Promptly, and in any event within five days after the Company obtains knowledge thereof, notice of:

          (i) the occurrence of any event that constitutes a Default or an Event of Default, which notice must specify the nature thereof, the period of existence thereof and what action the Company proposes to take with respect thereto; and

          (ii) any other event or circumstance that causes a Material Adverse Effect or creates a reasonable possibility of a Material Adverse Effect.

     (e) BUDGET. No later than January 31 of each fiscal year of the Company, the Company's budget for such fiscal year broken down by month, in usual and customary detail, which budget shall be subject to the approval of the Purchaser (the "Budget").

     (f) ERISA EVENTS. As soon as possible, and in any event within ten days after the Company knows or has reason to believe that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of the Company setting forth details respecting such event or condition and the action, if any, that any ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Company or a member of the ERISA Group with respect to such event or condition):

          (i) any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 3 02 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code); and any request for a waiver under Section 412(d) of the Code for any Plan;

          (ii) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by any ERISA Affiliate to terminate any Plan;

          (iii) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

          (iv) the complete or partial withdrawal from a Multiemployer Plan by any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to
Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

          (v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days; and

          (vi) the adoption of an amendment to any Plan that, pursuant to
Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if any ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections;

     (g) ADDITIONAL INFORMATION. From time to time such other information regarding the financial condition, operations, business or prospects of the Company including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be file under ERISA) as any Purchaser may reasonably request.

8.02. MANAGER MEETINGS. Until the payment by the Company of all principal of and interest on the Note and all other amounts due at the time of payment of such principal and interest to the Purchaser under this Agreement or the Note, including, without limitation, all fees, expenses and amounts due at such time in respect of indemnity obligations under Article 7, and for so long as the Purchaser holds Units or Warrants Units that aggregate not less than five percent of the Units outstanding on a fully diluted basis, the Purchaser shall have the right to appoint one of the Company's managers.

8.03. RESERVATION OF UNITS. The Company shall at all times reserve and keep available out of its authorized Units, solely for the purpose of issue or delivery upon exercise of the Warrant as provided therein, the maximum number of Units that may be issuable or deliverable upon such exercise. Such Units shall, when issued and delivered in accordance with the Warrant, be duly and validly issued and fully paid and non-assessable. The Company shall issue such Units in accordance with the provisions of the Warrant and shall otherwise comply with the terms thereof.

8.04. LITIGATION. The Company will promptly give to the Purchaser notice of all legal or arbitral proceedings, and of all proceedings by or before any Governmental Authority, and any material development in respect of such legal or other proceedings, affecting the Company, except proceedings that, if adversely determined, would not (either individually or in the aggregate) have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company will give to the Purchaser notice of the assertion of any Environmental Claim by any Person against, or with respect to the activities of, the Company and notice of any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations, other than any Environmental Claim or alleged violation that, if adversely determined, would not (either individually or in the aggregate) have a Material Adverse Effect.

8.05. EXISTENCE, ETC. The Company will:


     (a) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises (provided that nothing in this Section 8.05 shall prohibit any transaction expressly permitted under Section
9.03 hereof);

     (b) comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements could (either individually or in the aggregate) have a Material Adverse Effect;

     (c) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained;

     (d) maintain all of its Properties used or useful in its business in good working order and condition, ordinary wear and tear excepted;

     (e) keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied; and

     (f) permit representatives of any Purchaser, during normal business hours and with reasonable advance notice, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Purchaser.

                                   ARTICLE 9

8.06. INSURANCE.

     (a) The Company will maintain insurance with financially sound and reputable insurance companies, and with respect to Property and risks of a character usually maintained by corporations engaged in the same or similar business similarly situated, against loss, damage and liability of the kinds and in the amounts customarily maintained by such corporations.

     (b) All premiums on insurance policies required under this Section 8.06 shall be paid by the Company. The Company will deliver to the Purchaser, promptly upon request, (i) the originals of all policies evidencing all insurance required to be maintained under Section 8.06(a) hereof or certificates thereof by the insurers together with a counterpart of each policy and (ii) evidence as to the payment of all premiums then due thereon (or with respect to any insurance policies providing for payment other than by a single lump sum, all installments for the current year due thereon to such date).

                                   ARTICLE 9

                               NEGATIVE COVENANTS

          Until the earlier of (a) payment by the Company of all principal of and interest on the Note and all other amounts due at the time of payment of such principal and interest to the Purchaser under this Agreement or the Note, including, without limitation, all fees, expenses and amounts due at such time in respect of indemnity obligations under Article 7, and for so long as the Warrant remains outstanding or the Purchaser holds any Warrant Units and (b) the completion of an initial public offering of the Company's securities pursuant to the Securities Act, the Company hereby covenants and agrees with the Purchaser as follows:

9.01. AMENDMENTS OR WAIVERS. Without the prior written consent of the Purchaser, the Company will not agree to any amendment to or waiver of or in respect of any of the Transaction Documents, or the certificate of formation of the Company or the Limited Liability Company Agreement.

9.02. NO INCONSISTENT AGREEMENTS; AMENDMENTS. The Company shall not enter into any loan or other agreement, or enter into any amendment or other modification to any currently existing agreement, that by its terms prevents the Company from paying the principal of or premium, if any, or interest on the Note at the times or in the amounts as provided therein or from otherwise observing or performing any of the Company's obligations under the Transaction Documents.

9.03 PROHIBITION OF FUNDAMENTAL CHANGES. The Company will not without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld:

     (a) enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution).

     (b) acquire any business or Property from, or capital stock of, or be a party to any acquisition of, any Person except for Permitted Acquisitions, purchases of inventory and other Property to be sold or used in the ordinary course of business, Investments permitted under Section 9.06 hereof, and Capital Expenditures permitted under Section 9.11 hereof; provided, however, that once the Company has paid all principal of and interest on the Note and all other amounts due at the time of payment of such principal and interest to the Purchaser under this Agreement or the Note, the Company shall be permitted to make such an acquisition so long as such acquisition would not cause a Default under this Agreement, as determined in the reasonable judgment of the Purchaser.

     (c) convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any material part of its business or Property, whether now owned or hereafter acquired (including, without limitation, receivables and leasehold interests, but excluding (i) obsolete or worn-out Property, tools or equipment no longer used or useful in its business and (ii) any inventory or other Property sold or disposed of in the ordinary course of business and on ordinary business terms).

9.04. LIMITATION ON LIENS. The Company will not without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld, create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except:

     (a) Liens created pursuant to the Security Agreement;

     (b) Liens imposed by any Governmental Authority for taxes, assessments or charges not yet due or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP;

     (c) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings and Liens securing judgments but only to the extent for an amount and for a period not resulting in an Event of Default under
Section 10.01(j) hereof;

     (d) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

     (e) deposits to secure the performance of bids, trade contracts (other than for Debt), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

     (f) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Property or minor imperfections in title thereto that, in the aggregate, are not material in amount, and that do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the business of the Company;

     (g) Liens upon real and/or tangible personal Property acquired after the date hereof (by purchase, construction or otherwise) by the Company, each of which Liens was created solely for the purpose of securing Debt representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of such Property; provided that (i) no such Lien shall extend to or cover any Property of the Company other than the Property so acquired and improvements thereon and (ii) the principal amount of Debt secured by any such Lien shall at no time exceed the fair market value (as determined in good faith by a senior financial officer of the Company) of such Property at the time it was acquired (by purchase, construction or otherwise);

     (h) judgment Liens that do not otherwise constitute an Event of Default;

     (i) Liens arising from precautionary UCC financing statements regarding operating leases;

     (j) leases or subleases granted to third Persons not interfering in any material respect with the business of the Company;

     (k) Liens arising out of consignment or similar arrangements for the sale of goods entered into by the Company in the ordinary course of business;

     (l) licenses of patents, trademarks, or other intellectual property rights granted in the ordinary course of business;

     (m) Liens on Property subject to Capital Lease Obligations,

     (n) Liens (not securing Debt) covering Property with a fair market value (or, if a lesser amount, securing obligations in an aggregate amount) not exceeding $5,000; and

     (o) Liens incurred after the Company has paid all principal of and interest on the Note and all other amounts due at the time of payment of such principal and interest to the Purchaser under this Agreement or the Note that would not cause a Default under this Agreement, as determined in the reasonable judgment of the Purchaser.

9.05. DEBT. The Company will not without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld, create, incur or suffer to exist any Debt except:

     (a) Debt listed on SCHEDULE 9.05;

     (b) the Note;

     (c) Debt (not secured by any Lien) incurred to finance Permitted Acquisitions, in an aggregate principal amount not to exceed $35,000;

     (d) Debt (not secured by any Lien): (i) that has terms and conditions (including subordination terms) that are satisfactory to the Purchaser, and (ii) as to which the Purchaser have been furnished calculations (in form and substance satisfactory to it) demonstrating that, after giving effect to such Debt, the Company will be in compliance with its obligations under

Sections 9.08, 9.09 and 9.10 hereafter on a pro forma basis after giving effect to the incurrence of such Debt;

     (e) Debt, the proceeds of which would be used to pay all principal of and interest on the Note and all other amounts due at the time of payment of such principal and interest to the Purchaser under this Agreement or the Note;

     (f) the loan from Paulette Kingsford ("Kingsford") to the Company in an aggregate amount of up to $500,000; provided, that such loan shall be subordinated to all obligations of the Company to the Purchaser on terms satisfactory to the Purchaser, which shall include that no payments shall be made on the principal of such loan or any unscheduled interest payments so long as any obligations of the Company to the Purchaser remains outstanding and Kingsford shall not take any action to recover on such loan until all obligations outstanding with respect to the Note have been satisfied.

     (g) additional Debt of the Company (including, without limitation, Capital Lease Obligations and other Debt secured by Liens permitted under Section 9.04(h)) up to but not exceeding $25,000 at any one time outstanding.

9.06. INVESTMENTS. The Company will not without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld, make or permit to remain outstanding any Investments except:

     (a) Investments outstanding on the date hereof and identified in SCHEDULE 9.06;

     (b) operating deposit accounts with banks;

     (c) Permitted Investments; and

     (d) Investments consisting of Permitted Acquisitions.

9.07. RESTRICTED PAYMENTS; COMPENSATION.

     (a) The Company will not declare or make any Dividend Payment at any time, provided, however, that the Company may make Dividend Payments to its members to the extent necessary to enable the members of the Company (or the respective equity holders in such members) to pay their respective United States, state and local income tax liability arising out of their membership in the Company (assuming for this purpose that such members are taxed at the highest marginal rate).

     (b) The Company will not pay any cash management fee or like fee in cash to any Affiliate at any time.

     (c) The Company will not make any Earn-out Payments at any time, unless

          (i) immediately prior to making such payment and after giving effect thereto, no Default or Event of Default shall be continuing, and

          (ii) the Company shall have furnished to the Purchaser calculations demonstrating that after giving effect to making such Earn-out Payment the Company will be in compliance with its covenants in Sections 9.08, 9.09 and 9.10 hereof on a pro forma basis after giving effect to making such Earn-out Payment.

     (d) Except as set forth on SCHEDULE 9.07(d), the Company will not directly or indirectly set, establish or increase the compensation payable or to become payable by the Company to any managing members or members holding collectively more than 50% of the Units without the prior approval of Purchaser.

9.08. TOTAL DEBT TO EBITDA RATIO. The Company will not permit the Total Debt to EBITDA Ratio to exceed the following respective ratios at any time during the following respective periods:


                   Period                                   Ratio
    -----------------------------------------          --------------

    January 1, 2002 through December 31, 2002              4.0 to 1

    January 1, 2003 through December 31, 2003              3.5 to 1

    January 1, 2004 through December 31, 2004              3.0 to 1

9.09. INTEREST COVERAGE RATIO. The Company will not permit the Interest Coverage Ratio to be less than the following respective ratios at any time during the following respective periods:


                   Period                                   Ratio
    -----------------------------------------          ---------------

    January 1, 2002 through December 31, 2002               3.0 to 1

    January 1, 2003 through December 31, 2003               4.0 to 1

    January 1, 2004 through December 31, 2004               4.5 to 1

9.10. EBITDA. For each fiscal quarter, the Company will not permit EBITDA to be less than 85% of the amount projected for EBITDA in the Budget for that fiscal quarter.

9.11. FEES UNDER PERSONNEL SUPPORT AGREEMENT. The Company will not permit fees paid to Purchaser under Section 4 of the Personnel Support Agreement to be less than the following amounts for the following respective periods:

                   Period                                   Ratio
    -----------------------------------------          ---------------

    October 1, 2001 through March 31, 2002                 $200,000

    April 1, 2002 through June 30, 2002                    $250,000

    July 1, 2002 through September 30, 2002                $250,000

    October 1, 2002 through December 31, 2002              $375,000

    January 1 through March 31 of each year thereafter     $200,000

    April 1 through June 30 of each year thereafter        $500,000

    July 1 through September 30 of each year thereafter    $500,000

    October 1 through December 31 of each year thereafter  $500,000


9.12. CAPITAL EXPENDITURES. The Company will not permit the aggregate amount of Capital Expenditures by the Company to exceed $50,000 in any fiscal year of the Company.

9.13. LINES OF BUSINESS. The Company will not engage to any substantial extent in any line or lines of business activity other than the business of providing internal audit service outsourcing and business advisory services.

9.14. TRANSACTIONS WITH AFFILIATES. Except as expressly permitted by this Agreement, the Company will not directly or indirectly: (a) make any Investment in an Affiliate; (b) transfer, sell, lease, assign or otherwise dispose of any Property to an Affiliate; (c) merge into or consolidate with or purchase or acquire Property from an Affiliate; or (d) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including, without limitation, Guarantees and assumptions of obligations of an Affiliate); PROVIDED that (x) any Affiliate who is an individual may serve as a director, officer or employee of the Company and, subject to Section 9.07(d), receive reasonable compensation for his or her services in such capacity and (y) the Company may enter into transactions (other than extensions of credit by the Company to an Affiliate) providing for the leasing of Property, the rendering or receipt of services or the purchase or sale of inventory and other Property in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially as advantageous to the Company as the monetary or business consideration that the Company would obtain in a comparable transaction with a Person not an Affiliate.

9.15. MANAGER BONUSES. The Company shall not pay any bonus to a Manager for his performance in either fiscal year 2001 and 2002. The Company may pay bonuses to a Manager for his performance in fiscal year 2003 and each year thereafter in accordance with the formula set forth on Schedule 9.15; provided, that immediately prior to making such bonus payments and after giving effect thereto, no Default or Event of Default shall be continuing. Notwithstanding anything to the contrary in this Agreement, after the exercise of any portion of the Warrants by the Purchaser, the Company shall not pay any compensation (including such bonuses) other than those set forth on Schedule 9.07(d) to a Manager; provided, however, the Company may make distributions to its Members, on a pro rata basis, with the funds otherwise intended for such bonuses.

                                   ARTICLE 10

                                    DEFAULTS

10.01. EVENTS OF DEFAULT. If any one or more of the following events (each an "EVENT OF DEFAULT") shall occur and be continuing for any reason whatsoever (whether voluntary or involuntary, by operation of law or otherwise):

     (a) the Company shall fail to pay when due any principal of the Note, or shall fail to pay on the due date thereof any interest or premium on the Note, or any fees or any other amount payable hereunder and such failure continues for at least five Business Days;

     (b) the Company shall fail to observe or perform any covenant in Section 8.01(d)(i), 8.02, 8.03 or 8.04 or in Article 9 hereof;

     (c) the Company shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a) or (b) above) or any Transaction Document for 15 days after the earlier of the date written notice of such failure has been given to the Company by the Purchaser and the date the Company first has knowledge of such failure;

     (d) any representation, warranty, certification or statement made by the Company in any Financing Document or in any certificate, financial statement or other document delivered pursuant to the Financing Documents shall prove to have been incorrect in any respect (or in any material respect if such representation, warranty, certification, or statement is not by its terms already qualified as to materiality) when made (or deemed made);

     (e) the Company shall fail to make any payment or payments in respect of any Debt (other than the Note) arising in one or more related or unrelated transactions, and such failure shall continue beyond any period of grace, if any, specified therein, except to the extent that the Company actively is contesting the payment of such Debt in good faith.

     (f) any event or condition shall occur that (i) results in the acceleration of the maturity of any Debt of the Company arising in one or more related or unrelated transactions, or (ii) enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Debt or any Person or Persons acting on behalf of such holder or holders to accelerate the maturity thereof, or (iii) results in a violation of, or a default under, any provision of the Company's certificate of formation, limited liability company agreement or other governing document;

     (g) (i) the Company shall cease to be Solvent or shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or (ii) the Company shall take any action to authorize any of the foregoing;

     (h) an involuntary case or other proceeding shall be commenced against the Company seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Company under the federal bankruptcy laws as now or hereafter in effect;

     (i) any ERISA Affiliate shall fail to pay when due an amount or amounts aggregating in excess of $15,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any ERISA Affiliate, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to one or more Multiemployer Plans that could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $15,000;

     (j) one or more judgments or orders for the payment of money aggregating in excess of $10,000 shall be rendered against the Company and such judgments or orders shall continue unsatisfied and unstayed for a period of 30 consecutive days;

     (k) any person or group of persons (within the meaning of Rule 13d-3 promulgated by the Commission under the Exchange Act) shall have acquired beneficial ownership (within the meaning of such Rule 13d-3) of 50% or more of the outstanding equity of the Company, other than Michael Corcoran and Robert Eason; at any time the then chief executive officer shall cease to be chief executive officer of the Company and a successor shall not have been appointed by the Company within 120 days thereafter; Michael Corcoran and Robert Eason cease to own, either directly or indirectly, at least 51% of the outstanding voting securities of the Company, cease to possess the power to direct or cause the direction of the management or policies of the Company, or cease to possess the right, either directly or indirectly, to elect a majority of the Company's managers (each, a "CHANGE OF CONTROL");

     (l) any material adverse change that results in a Material Adverse Effect occurs to the business property, assets, operations or condition, financial or otherwise, of the Company;

     (m) the auditor's report or reports on the audited statements delivered pursuant to Section 8.01 shall include any qualification (including with respect to the scope of audit) or exception and shall not have been replaced within 30 days after the delivery thereof by an auditor's report that does not include any qualification (including with respect to the scope of audit) or exception;

     (n) the Company shall be prohibited or otherwise restrained from conducting the business theretofore conducted by it by virtue of any determination, ruling, decision, decree or order of any court or regulatory authority of competent jurisdiction and such determination, ruling, decision, decree or order remains unstayed and in effect for any period of five days beyond any period for which any business interruption insurance policy of the Company shall provide full coverage to the Company of any losses and lost profits;

     (o) any of the Transaction Documents shall for any reason fail to constitute the valid and binding agreement of any party thereto; or

     (p) a reasonable basis shall exist for the assertion against the Company, predecessor in interest of the Company or Affiliates, of (or there shall have been asserted against the Company) an Environmental Claim that, in the judgment of the Purchaser is reasonably likely to be determined adversely to the Company, and the amount thereof (either individually or in the aggregate) is reasonably likely to have a Material Adverse Effect (insofar as such amount is payable by the Company but after deducting any portion thereof that is reasonably expected to be paid by other creditworthy Persons jointly and severally liable therefor);

then, and in every such event and at any time thereafter during the continuance of such event, the Purchaser by notice to the Company may declare the Note (together with accrued interest thereon) to be, and the Note shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company; PROVIDED that in the case of any of the Events of Default specified in clause
(g)(i) or (h) above with respect to the Company, without any notice to the Company or any other act by the Purchaser, the Note (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

                                   ARTICLE 11

                                   PREPAYMENT

          The Company shall prepay outstanding principal (together with accrued interest) on the Note in accordance with the "Mandatory Prepayment" provisions set forth in the Note. The Company may prepay outstanding principal of (together with accrued interest on) the Note only if the Note is prepaid in accordance with the "Optional Prepayment" provisions set forth in the Note.

                                   ARTICLE 12

                                  MISCELLANEOUS

12.01. SURVIVAL OF AGREEMENTS, REPRESENTATIONS AND WARRANTIES. All of the agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement, any investigation by or on behalf of the Purchaser, acceptance of the Securities and payment therefor, exercise of the Warrant or termination of this Agreement.

12.02. NOTICES. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

                    (a)  if to the Purchaser:

                         Century Business Services, Inc.
                         6480 Rockside Woods Blvd., South
                         Suite  330
                         Cleveland, Ohio 44131
                         Phone:  (216) 447-9000; Fax: (216) 447-9007
                         Attn:  Michael Kouzelos, Vice President

                    With a copy to:

                         Baker & Hostetler LLP
                         3200 National City Center
                         1900 East Ninth Street
                         Cleveland, Ohio 44114-3485
                         Phone: (216) 621-0200; Fax: (216) 696-0740
                         Attn:  Ronald A. Stepanovic., Esq.

                    (b)  If to the Company:

                         HarborView Partners, LLC
                         3 Stamford Landing, Suite 330
                         46 Southfield Avenue
                         Stamford, Connecticut 06902
                         Phone: (203) 357-9700; Fax: (203) 357-0428
                         Attn:  Michael Corcoran, Chief Executive Officer

                    With a copy to:

                         Michael J. Franco
                         Franco & Associates
                         125 Elm Street
                         New Canaan, Connecticut 06840
                         Phone: (203) 972-7339; Fax: (203) 972-7321

          All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; five Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied.

12.03. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns and permitted transferees of the parties hereto.

12.04 ASSIGNMENTS AND PARTICIPATIONS. The Company may not assign any of its rights or obligations under this Agreement without the prior written consent of the Purchaser. The Purchaser may, at any time or from time to time, sell, agree to sell or assign to one or more other Persons, who agree to be bound by all of the terms of this Agreement, any portion of the Note.

12.05. AMENDMENT AND WAIVER.

     (a) No failure or delay on the part of the Company or the Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or the Purchaser at law, in equity or otherwise.

     (b) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by the Company and the Purchaser, and (ii) only in the specific instance and for the specific purpose for which made or given.

     (c) Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

12.06. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

12.07. HEADINGS; SECTION REFERENCES. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. Unless otherwise specified, all references to Sections and Articles are references to Sections and Articles of this Agreement, and all references to Exhibits and Schedules are to Exhibits and Schedules to this Agreement.

12.08. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without reference to principles of conflicts of law.

12.09. JURISDICTION. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY AGREES THAT ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY MAY BE BROUGHT IN THE COURTS OF THE STATE

OF OHIO LOCATED IN THE CITY OF CLEVELAND OR OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF OHIO AND HEREBY EXPRESSLY SUBMITS TO THE PERSONAL JURISDICTION AND VENUE OF SUCH COURTS FOR THE PURPOSES THEREOF AND EXPRESSLY WAIVES ANY CLAIM OF IMPROPER VENUE AND ANY CLAIM THAT SUCH COURTS ARE AN INCONVENIENT FORUM. EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE ADDRESS SET FORTH IN SECTION 12.02, SUCH SERVICE TO BECOME EFFECTIVE TEN DAYS AFTER SUCH MAILING.

12.10. SEVERABILITY. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

12.11. RULES OF CONSTRUCTION. Unless the context otherwise requires, "or" is not exclusive, and references to sections or subsections refer to sections or subsections of this Agreement.

12.12. ENTIRE AGREEMENT. This Agreement, together with the exhibits and schedules hereto and the other Transaction Documents, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits and schedules hereto and the other Transaction Documents, supersedes all prior agreements and understandings between the parties with respect to such subject matter.

12.13. FURTHER ASSURANCES. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations, or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

12.14. WAIVER OF JURY TRIAL. THE COMPANY AND THE PURCHASER HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY AND TO THE FULLEST EXTENT PERMITTED BY LAW WAIVE ANY RIGHTS THAT THEY MAY HAVE TO CLAIM OR RECEIVE CONSEQUENTIAL OR SPECIAL DAMAGES IN CONNECTION WITH ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers hereunto duly authorized as of the date first above written.

                                    HARBORVIEW PARTNERS, LLC


                                    By:
                                       -------------------------------------

                                       -------------------, ----------------



                                    CENTURY BUSINESS SERVICES, INC.


                                    By:
                                       -------------------------------------
                                       Jerome P. Grisko, Jr. President

                                    EXHIBIT A

                                  DEFINED TERMS

          "AFFILIATE" means, with respect to any Person, any of (i) a manager, partner, director or executive officer of such Person, (ii) any Person that, directly or indirectly through one or more intermediaries, controls such Person and (iii) any Person that is controlled by or is under common control with such Person. For the purpose of this definition, "control" (including the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to vote five percent or more of any class of voting securities of such Person or to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities or by contract or agency or otherwise.

          "AGREEMENT" means this Agreement as the same may be amended, supplemented or modified in accordance with the terms hereof.

          "APPLICABLE CLOSING DATE" has the meaning assigned to that term in
Section 2.01.

          "BANKRUPTCY CODE" means the Bankruptcy Code of 1978, as amended.

          "BENEFIT ARRANGEMENT" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA that is not a Plan or a Multiemployer Plan and that is maintained or otherwise contributed to by any ERISA Affiliate.

          "BUSINESS DAY" means any day other than a Saturday, Sunday or public holiday under the laws of the State of Ohio, or other day on which banking institutions generally are authorized or obligated to close in Cleveland, Ohio.

          "CAPITAL EXPENDITURES" means, for any period, expenditures (including, without limitation, the aggregate amount of Capital Lease Obligations incurred during such period) made by the Company to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs and excluding amounts paid in respect of the purchase price for any Permitted Acquisition) during such period computed in accordance with GAAP.

          "CAPITAL LEASE OBLIGATIONS" means, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

          "CAPITAL SECURITIES" means, with respect to any Person, any and all shares, interests (including partnership interests or limited liability company interests), participations or other equivalents (however designated, whether voting or non-voting) of such Person's capital, whether now outstanding or issued hereafter.

          "CASUALTY EVENT" means, with respect to any Property of any Person, any loss of or damage to, or any condemnation or other taking of, such Property for which such Person or any of its Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation.

          "CHANGE OF CONTROL" has the meaning assigned to that term in Section 10.01(k).

          "CLOSING" has the meaning assigned to that term in Section 2.04.

          ""CODE" means the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

          "COMMISSION" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

          "COMPANY" has the meaning assigned to that term in the preamble hereto.

          "CONTRACTUAL OBLIGATIONS" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property (now or hereafter acquired) is bound.

          "DEBT" of a Person means at any date, without duplication, (i) all obligations of such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person), (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price or acquisition price of Property or services, except trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business (excluding any Earn-out Payments), so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered (or, if overdue for more than 90 days, as to which a bona fide dispute exists and adequate reserves in conformity with GAAP have been established on the books of such Person), (iv) all Capital Lease Obligations of such Person, (v) all obligations of such Person to purchase securities (or other Property) that arise out of or in connection with the sale of the same or substantially similar securities (or Property), (vi) all non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (vii) all equity securities of such Person subject to repurchase or redemption otherwise than at the sole option of such Person, (viii) all indebtedness secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, and (ix) all Debt of others Guaranteed by such Person.

          "DEBT SERVICE" means, for any period, the sum, for the Company (determined in accordance with GAAP), of the following: (a) all payments of principal of Debt (including, without limitation, the principal component of any payments in respect of Capital Lease

Obligations) scheduled to be made during such period plus (b) all Interest Expense for such period.

          "DEFAULT" means any condition or event that constitutes an Event of Default or that with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

          "DISPOSITION" means any sale, assignment, transfer or other disposition of any Property (whether now owned or hereafter acquired) by the Company to any other Person excluding any sale, assignment, transfer or other disposition of any Property sold or disposed of in the ordinary course of business and on ordinary business terms.

          "DIVIDEND PAYMENT" means dividends (in cash, Property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any Capital Securities of the Company or of any warrants, options or other rights to acquire the same (or to make any payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market or equity value of the Company), but excluding dividends payable solely in shares of common stock of the Company, the exercise of the Warrant or the exercise of any rights by the Purchaser under the Warrantholder's Rights Agreement.

          "DOLLAR," "DOLLARS" and the symbol "$" means lawful money of the United States of America.

          "EARN-OUT PAYMENTS" means, with respect to any Permitted Acquisition, any payment that may be required to be made by the Company in connection with such Permitted Acquisition, the payment of which is contingent on the performance of the business acquired in such Permitted Acquisition or similar contingencies.

          "EBITDA" means, for any period, the sum, for the Company (determined in accordance with GAAP) of the following:

     (a) net operating income (calculated before taxes, Interest Expense, extraordinary and unusual items and income or loss attributable to equity in Affiliates) for such period, plus

     (b) depreciation, amortization and other non-cash charges (in each case, to the extent deducted in determining net operating income) for such period;

PROVIDED that for purposes of calculating EBITDA for any period of four fiscal quarters, EBITDA for such period shall be adjusted (in a manner reasonably satisfactory to the Purchaser) to include the EBITDA of Persons acquired in connection with any Permitted Acquisitions made during such period, as if such Permitted Acquisition had been consummated on the first day of such period.

          "EQUITY ISSUANCE" means (a) any issuance or sale by the Company after the date hereof of (i) any Capital Securities, (ii) any warrants or options exercisable in respect of Capital Securities or (iii) any other security or instrument representing a Capital Security (or the right to obtain any Capital Security) in the Company or (b) the receipt by the Company after the date hereof of any capital contribution (whether or not evidenced by any Capital Security issued by the recipient of such contribution); provided that Equity Issuance shall not include the issuance of Capital Securities upon the exercise of the Warrant.

          "EQUITY RIGHT" means, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreement of any kind (including, without limitation, any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor statute.

          "ERISA AFFILIATE" shall mean the Company and any corporation or trade or business that is a member of any group of organizations (i) described in
Section 414(b) or (c) of the Code of which the Company is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and
Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which the Company is a member.

          "EVENT OF DEFAULT" has the meaning assigned to that term in Section 10.01.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

          "FINANCING DOCUMENTS" means this Agreement, the Security Agreement and the Note.

          "FISCAL YEAR" means a fiscal year of the Company.

          "FIXED CHARGES COVERAGE RATIO" means, as at any date, the ratio of the following:

     (a) the sum of the following:

          (i) EBITDA for the period of four consecutive fiscal quarters ended on, or most recently ended prior to, such date, minus

          (ii) Capital Expenditures made during such period, to

     (b) Debt Service for such period.

          "GAAP" shall have the meaning assigned to that term in Section 1.02.

          "GOVERNMENTAL AUTHORITY" means any government or political subdivision or any agency, authority, bureau, central bank, commission, department, instrumentality or official of either, or any court, tribunal, grand jury or public or private mediator or arbitrator, in each case whether foreign or domestic.

          "GUARANTEE" shall mean a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Debt, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of an other Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used as a verb shall have a correlative meaning.

          "INDEMNIFIED PARTY" has the meaning assigned to that term in Section 7.03(a).

          "INTEREST COVERAGE RATIO" means, as at any date, the ratio of the following:

     (a) EBITDA for the period of four consecutive fiscal quarters ended on, or most recently ended prior to, such date, to

     (b) Interest Expense for such period.

          "INTEREST EXPENSE" means, for any period, the sum, for the Company (determined in accordance with GAAP), of the following: (a) interest in respect of Debt (including, without limitation, the interest component of any payments in respect of Capital Lease Obligations) accrued or capitalized during such period (whether or not actually paid during such period) plus (b) the net amount accrued to be paid (or minus the amount accrued to be received) under Interest Rate Protection Agreements during such period (whether or not paid (or received) during such period), minus (c) any interest income accrued during such period.

          "INTEREST RATE PROTECTION AGREEMENT" means, for any Person, an interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more financial institutions providing for the transfer or mitigation of interest risks either generally or under specific contingencies.

          "INVESTMENT" means, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding 90 days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business);
(c) the entering into of any Guarantee of, or other contingent obligation with respect to, Debt or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or (d) the entering into of any Interest Rate Protection Agreement.

          "LAW" means any law (including common law), constitution, statute, treaty, convention, regulation, rule, ordinance, order, injunction, writ, decree or award of any Governmental Authority.

          "LIABILITIES" has the meaning assigned to that term in Section
7.03(a).

          "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement and the other Financing Documents, the Company shall be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

          "LIMITED LIABILITY COMPANY AGREEMENT" means the Limited Liability Company Agreement, dated as of September 26, 2001, among all of the members of the Company, as the same may be amended, modified, supplemented from time to time in accordance with the terms thereof and hereof.

          "LOANS" means the loans to the Company evidenced by the Note.

          "MATERIAL ADVERSE EFFECT" means a material adverse effect in (i) the condition (financial or otherwise), operations, business, prospects or Property of the Company, or the Company taken as a whole, (ii) the enforceability of, or the right, power or ability of the Company to perform its obligations under, any of the Transaction Documents or (iii) the ability of any Purchaser to enforce this Agreement or any of the other Transaction Documents.

          "MATERIAL CONTRACTS" has the meaning assigned to that term in Section 5.14.

          "MATERIAL PLAN" means at any time a Plan having Unfunded Liabilities.

          "MULTIEMPLOYER PLAN" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any ERISA Affiliate is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person that ceased to be an ERISA Affiliate during such five-year period.

          "NET AVAILABLE PROCEEDS" means:

     (a) in the case of any Disposition, the amount of Net Cash Payments received in connection with such Disposition;

     (b) in the case of any Casualty Event, the aggregate amount of proceeds of insurance, condemnation awards and other compensation received by the Company in respect of such

Casualty Event net of (A) reasonable and customary expenses incurred by the Company in connection therewith and (B) contractually required repayments of Debt to the extent secured by a Lien on such Property and any taxes and other governmental costs and expenses paid or payable by the Company in respect of such Casualty Event; and

     (c) in the case of any Equity Issuance or any incurrence of Debt, the aggregate amount of all cash received by the Company in respect of such Equity Issuance or such incurrence of Debt, net of reasonable and customary expenses incurred by the Company in connection therewith.

          "NET CASH PAYMENTS" means, with respect to any Disposition, the aggregate amount of all cash payments received by the Company directly or indirectly in connection with such Disposition; provided that (a) Net Cash Payments shall be net of (i) the amount of any legal, title and recording tax expenses, commissions and other fees and expenses paid by the Company in connection with such Disposition and (ii) any Federal, state and local income or other taxes estimated to be payable by the Company as a result of such Disposition (but only to the extent that such estimated taxes are in fact paid to the relevant Governmental Authority within three months of the date of such Disposition) and (b) Net Cash Payments shall be net of any repayments by the Company of Debt to the extent that (i) such Debt is secured by a Lien on the Property that is the subject of such Disposition and (ii) the transferee of (or holder of a Lien on) such Property requires that such Debt be repaid as a condition to the purchase of such Property.

          "NOTE" has the meaning assigned to that term in the recitals of this Agreement.

          "PAYMENT ACCOUNT" means with respect to the Purchaser, the account specified on the signature pages hereof into which all payments from the Company, shall be made, or such other account as the Purchaser shall from time to time specify by notice to the Company.

          "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          "PERMITTED ACQUISITION" means an acquisition (whether pursuant to an acquisition of Capital Securities, Property (only in the event of an acquisition of all or substantially all of the Property of another Person) or otherwise) by the Company from any Person of a business in which the following conditions are satisfied:

     (a) immediately before, and immediately after giving effect to, such acquisition, no Event of Default or Default shall have occurred and be continuing, or would result therefrom;

     (b) the Company shall have delivered to the Purchaser a compliance certificate (in form and substance satisfactory to the Purchaser) for the period of four fiscal quarters immediately preceding such acquisition (prepared in good faith and in a manner and using a methodology consistent with the most recent financial statements delivered pursuant to Section 8.01 hereof) giving pro forma effect to the consummation of such acquisition, and the incurrence of any Debt in connection therewith, and demonstrating pro forma compliance by the Company with its obligations under Sections 9.08, 9.09, 9.10 and 9.11 hereof after giving effect to such acquisition (provided that Capital Expenditures and repayments of Debt made by the business to be acquired before the acquisition date will not be included in the pro forma calculations or in subsequent calculations of the financial covenants on a consolidated basis following such acquisition);

     (c) the business to be acquired (on a consolidated basis) shall have generated positive EBITDA in the immediately preceding 12-month (after giving pro forma effect, in a manner satisfactory to the Purchaser, to identified cost savings), and the Purchaser shall have received calculations (in such detail as it may reasonably request) demonstrating the foregoing;

     (d) after giving effect to such acquisition the Company shall be in compliance with respect to its obligations under Section 9.12 hereof with respect to the business acquired in such acquisition;

     (e) the Purchaser shall have received copies of all agreements and instruments evidencing or governing such acquisition; and

     (f) either of the following:

          (i) the aggregate consideration payable in connection with all such Permitted Acquisitions (whether such consideration is payable upon the consummation of such Permitted Acquisition or as deferred payments, but excluding any Earn-out Payments) shall not exceed the sum of (x) $50,000, plus
(y) the Net Available Proceeds of any Equity Issuance to the extent used to finance the payment of the consideration for such Permitted Acquisition, or

          (ii) such acquisition shall have been approved by the Purchaser.

          "PERMITTED CONTEST" means a contest maintained in good faith by appropriate proceedings promptly instituted and diligently conducted and with respect to which an adequate reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; PROVIDED that compliance with the obligation that is the subject of such contest is effectively stayed during such challenge.

          "PERMITTED INVESTMENTS" means: (a) direct obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or of any agency thereof, in either case maturing not more than 90 days from the date of acquisition thereof; (b) certificates of deposit issued by any bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $500,000,000, maturing not more than 90 days from the date of acquisition thereof; (c) commercial paper rated A-1 or better or P-1 by Standard & Poor's Corporation or Moody's Holdings Services, Inc., respectively, maturing not more than 90 days from the date of acquisition thereof; (d) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business; (e) Investments constituting (i) accounts receivable arising, or (ii) deposits made in connection with the purchase price of goods or services, in each case in the ordinary course of business; and (f) Investments consisting of any deferred portion of the sales price received by the Company in connection with any Disposition permitted hereunder.

          "PERSON" means any natural person, corporation, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any government agency or political subdivision thereof.

          "PERSONNEL SUPPORT AGREEMENT" means the Personnel Support Agreement, dated as of the date hereof, between the Company and the Purchaser, as the same may be amended, modified and supplemented from time to time in accordance with the terms thereof.

          "PLAN" means at any time an employee pension benefit plan (other than a Multiemployer Plan) that is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained, or contributed to, by any ERISA Affiliate for employees of any ERISA Affiliate or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person that was at such time a member of the ERISA Group for employees of any Person that was at such time a member of the ERISA Group.

          "PROPERTY" means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

          "PURCHASER" has the meaning assigned to that term in the preamble hereto.

          "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of the date hereof, between the Company and the Purchaser, as the same may be amended, modified and supplemented from time to time in accordance with the terms thereof.

          "REQUIREMENTS OF LAW" means as to any Person, the certificate or articles of organization, operating agreement or other organizational or governing documents of such Person, and any Law, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority, in each case applicable or binding upon such Person or any of its property (now owned or hereafter acquired) or to which such Person or any of its property is subject.

          "SECURITIES" means, collectively, the Note and the Warrant.

          "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

          "SECURITY AGREEMENT" means the Security Agreement, dated as of the date hereof, between the Company and the Purchaser, as the same may be amended, modified and supplemented from time to time in accordance with the terms thereof.

          "SOLVENT" means, with respect to any Person at any time, that at such time (a) the sum of the Debts and liabilities (including contingent liabilities) of such Person is not greater than all of the Property of such Person at a fair valuation, (b) the present fair salable value of the Property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its Debts as they become absolute and matured, (c) such Person has not incurred, will not incur, does not intend to incur, and does not believe that it will incur, Debts or liabilities (including contingent liabilities) beyond such Person's ability to pay as such Debts and liabilities mature, (d) such Person is not engaged in, and is not about to engage in, a business or a transaction for which such Person's property constitutes or would constitute unreasonably small capital, and (e) such Person is not otherwise insolvent as defined in, or otherwise in a condition that could in any circumstances then or subsequently render any transfer, conveyance, obligation or act then made, incurred or performed by it avoidable or fraudulent pursuant to, any Law that may be applicable to such Person pertaining to bankruptcy, insolvency or creditors' rights (including but not limited to the Bankruptcy Code, and, to the extent applicable to such Person, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act, or any other applicable law pertaining to fraudulent conveyances or fraudulent transfers or preferences).

          "STATE REGULATORY LAWS" means the Laws of any Governmental Authority of any state, including "blue sky" laws, for which any consent, approval or expiration of any waiting period is necessary in connection with the proposed purchase and sale of Securities contemplated hereby.

          "SUBSIDIARY" of any Person means any corporation, partnership, joint venture, limited liability company, association or other business entity in respect of which that Person owns securities or other ownership interests having ordinary voting power to elect a majority of the board of directors, partnership committee, board of managers or trustees or other managerial body thereof, whether directly or indirectly through one or more of the other Subsidiaries of such Person or a combination thereof. Unless otherwise indicated, "Subsidiary" refers to a Subsidiary of the Company.

          "TOTAL DEBT TO EBITDA RATIO" means, as at any date, the ratio of the following:

     (a) the following:

          (i) the aggregate outstanding principal amount of all Debt of the Company on such date, to

     (b) EBITDA for the period of four consecutive fiscal quarters ended on, or most recently ended prior to, such date.

          "TRANSACTION DOCUMENTS" means collectively this Agreement, the Note, the Warrant, the Registration Rights Agreement, the Personnel Support Agreement, the Warrantholder's Rights Agreement, the Security Agreement and the Limited Liability Company Agreement, and all other agreements, instruments, certificates and documents executed by the Company with or in favor of or for the benefit of the Purchaser, each as amended, modified, restated or supplemented from time to time in accordance with the terms thereof and hereof.

          "UNFUNDED LIABILITIES" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

          "UNITS" means the units of the Company and any other equity security into which such Units are reclassified or reconstituted.

          "WARRANT" has the meaning assigned to that term in the recitals of this Agreement.

          "WARRANT UNITS" means the Units issuable upon exercise of the Warrant.

          "WARRANTHOLDER'S RIGHTS AGREEMENT" means the Warrantholder's Rights Agreement, dated as of the date hereof, among the Company, the Purchaser and the other Persons who are parties thereto, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.